Exhibit 21.3



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19491) pertaining to the Prime Retail, Inc. Stock Incentive Plans of our report dated March 21, 2003, with respect to the consolidated financial statements and schedule of Prime Retail, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                           /s/ Ernst & Young LLP


Baltimore, Maryland
March 28, 2003